UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2007
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
440 South LaSalle Street
Chicago, Illinois 60605-1028
(312) 394-4321

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events

On March 6, 2007, the Illinois House of Representatives approved legislation, known as House Bill 1750, that, if enacted into law, would roll back the current electricity rates of Commonwealth Edison Company (ComEd) and other Illinois utilities to rates that were in effect on December 29, 2006, would provide for a refund, with interest, of the charges collected from residential customers in excess of those rolled-back rates since January 2, 2007, and would generally limit rate increases for all bundled service customers until 2010.

On March 7, 2007, the Illinois Senate's Environment and Energy Committee (the Senate Committee) approved a bill, known as Senate Bill 1592, that, if enacted into law, would roll back rates of certain down-state Illinois utilities (but not ComEd) for a period of six months, commencing on the first day of the month following enactment.  As originally approved by the Senate Committee, Senate Bill 1592 did not provide for refunds of charges collected from customers or restrict the ability of utilities to seek rate adjustments after the six-month duration of the rate roll-back.  On March 15, 2007, the Senate Committee approved an amendment to Senate Bill 1592 to include a requirement for refunds, with interest, of charges collected from customers in excess of the rolled-back rates since January 2, 2007, and to generally limit rate increases for at least one year.  On March 21, 2007, Senate Bill 1592 was amended to include ComEd with the other Illinois utilities required to roll back rates, and on March 22, 2007, the Senate Committee voted Senate Bill 1592, as amended, out of committee by a vote of 11 to 1.  As of March 22, 2007, Senate Bill 1592 had not been sent to the Senate floor for action.

To become law, legislation must be passed by the House and Senate and signed by the Governor.  The Governor has previously expressed support for rate freeze legislation.  ComEd and other interested parties have been actively engaged in discussions with Illinois legislative leaders to explore alternatives to rate freeze legislation that would provide financial assistance for Illinois electric customers with unusually high electric bills and other customers in need of financial assistance.  ComEd is unable to provide assurances about the outcome of its discussions of alternatives to rate freeze legislation or the ultimate outcome of the legislative process or the coverage or content of any legislation that may be adopted.

* * * * *

This combined Form 8-K is being filed separately by ComEd and Exelon Corporation (Exelon) (together, the Registrants).  Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf.  No Registrant makes any representation as to information relating to any other Registrant.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties.  The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon's 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the SEC by ComEd and Exelon.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report.  ComEd and Exelon do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets,
and Chief Financial Officer
March 23, 2007